STRONG INCOME FUNDS, INC.
                       -STRONG ADVISOR MUNICIPAL BOND FUND

                          STOCK SUBSCRIPTION AGREEMENT

To the Board of Directors of Strong Income Funds, Inc.:

     The undersigned purchaser (the "Purchaser") hereby subscribes to 50,000 shares (the "Shares") of common stock, consisting of 16,666.700 shares each of Class A and Class B and 16,666.600 shares of Class C, $.00001 par value (the "Common Stock"), of Strong Income Funds, Inc. - Strong Advisor Municipal Bond Fund in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of Five Hundred Thousand Dollars ($500,000.00).

     It is understood that a certificate representing the Shares may be issued to the undersigned at the discretion of an officer of the Strong Income Funds, Inc. any time after receipt by you of payment therefore, and said Shares shall be deemed fully paid and nonassessable, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, as interpreted by courts of competent jurisdiction, or any successor provision to said Section 180.0622(2)(b).

     The Purchaser agrees that the Shares are being purchased for investment with no present intention of reselling or redeeming said Shares.

     Dated and effective this 27th day of September, 2002.

                          STRONG FINANCIAL CORPORATION


                          By: _________________________
                              John W. Widmer
                              Assistant Secretary and Assistant Treasurer

                                   ACCEPTANCE

     The foregoing subscription is hereby accepted. Dated and effective as of this 27th day of September, 2002.

                           STRONG INCOME FUNDS, INC.
                           Strong Advisor Municipal Bond Fund

                          By: _________________________
                              Susan A. Hollister
                              Vice President and Assistant Secretary

                         Attest: _______________________
                                 Kerry A. Jung
                                 Associate Counsel